As filed with the Securities and Exchange Commission on March 4, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Viant Technology Inc.
(Exact name of registrant as specified in its charter)

Delaware	85-3447553
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2722 Michelson Drive, Suite 100
Irvine, CA 92612
(949) 861-8888
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Viant Technology Inc. 2021 Long-Term Incentive Plan
(Full title of the plans)

Ritesh Patel
Chief Legal Officer
Viant Technology Inc.
2722 Michelson Drive, Suite 100
Irvine, CA 92612
(949) 861-8888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jenna Cooper
Drew Capurro
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 7,797,308 shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of Viant Technology Inc. (the “Company”), issuable under the Viant Technology Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”) and for which Registration Statements on Form S-8 (File Nos. 333-252912, 333-263458 and 333-270244) relating to the same employee benefit plan are effective.
Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior Registration Statements on Form S-8 (File Nos. 333-252912, 333-263458 and 333-270244) are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. EXHIBITS.

Exhibit			Incorporated by Reference
Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-K	001-40015	3-23-2021	3.1

4.2	Amended and Restated Bylaws	10-K	001-40015	3-23-2021	3.2

5.1	Opinion of Latham & Watkins LLP					*

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					*

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					*

24.1	Power of Attorney (included on the signature page of the Registration Statement).					*

99.1	Viant Technology Inc. 2021 Long-Term Incentive Plan	S-8	333-252912	2-09-2021	99.1

107.1	Filing Fee Table					*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 4th day of March, 2024.

VIANT TECHNOLOGY INC.

By	/s/ Tim Vanderhook
Tim Vanderhook
Chief Executive Officer and Chairman
(Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Tim Vanderhook, Chris Vanderhook and Larry Madden as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Tim Vanderhook	Chief Executive Officer and Chairman	March 4, 2024
Tim Vanderhook	(Principal Executive Officer)
/s/ Chris Vanderhook	Chief Operating Officer and Director	March 4, 2024
Chris Vanderhook
/s/ Larry Madden	Chief Financial Officer	March 4, 2024
Larry Madden	(Principal Financial and Accounting Officer)
/s/ Max Valdes		March 4, 2024
Max Valdes	Director
/s/ Elizabeth Williams		March 4, 2024
Elizabeth Williams	Director
/s/ Vivian Yang		March 4, 2024
Vivian Yang	Director